Exhibit 99.1

FPIC Insurance Group, Inc.
ANNOUNCES FLORIDA INSURANCE GUARANTY FUND ASSESSMENT

JACKSONVILLE, Fla. (Business Wire) – November 18, 2009 – FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ: FPIC) announced today that the Florida Office of Insurance Regulation (“Florida OIR”), at the request of the Florida Guaranty Association (“FIGA”), has levied an assessment upon subject property and casualty insurance companies operating in Florida to secure funds necessary for the payment of claims covered by FIGA and related administration costs.  The assessment is 0.8 percent of each insurer’s 2008 Florida direct written premiums and is payable by December 15, 2009.  Accordingly, FPIC will include a $1.2 million pre-tax charge for this assessment in its operating results for the fourth quarter of 2009.  As allowed by Florida law, FPIC’s insurance subsidiaries are entitled to recoup this assessment from their Florida policyholders and intend to make the necessary filings to do so.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information

FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins
904-360-3612
1000 Riverside Avenue, Suite 800
Jacksonville, Florida  32204

For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.